UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 31, 2013

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT		06156
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, Aetna Inc. (“Aetna” or the “Company”) announced the following executive management changes:

-  Joseph M. Zubretsky, Senior Executive Vice President, Chief Financial Officer and Chief Enterprise Risk Officer, will take on additional business responsibilities.  Mr. Zubretsky will lead National Businesses, a new organization that includes the Company’s large account Commercial administrative services contract business, its emerging businesses (including Accountable Care Solutions), its national network contracting and care management areas, its specialty products and enterprise strategy and corporate development.  Mr. Zubretsky will continue to report directly to Mark T. Bertolini, Aetna’s Chairman, Chief Executive Officer and President.

-  As part of the planned management transition, Shawn M. Guertin has been appointed Senior Vice President, Chief Financial Officer and Chief Enterprise Risk Officer effective February 25, 2013.  Mr. Guertin will succeed Mr. Zubretsky as Aetna’s Chief Financial Officer and Chief Enterprise Risk Officer on that date.  Mr. Guertin will report directly to Mr. Bertolini.

-  Karen S. Rohan, Executive Vice President, will take on additional business responsibilities.  Ms. Rohan will lead Aetna’s Local and Regional Businesses, a new organization that includes the Company’s individual, small group and middle market businesses, its field organization, its local network strategy, its regional sales and distribution infrastructure and its Group businesses.  Ms. Rohan will continue to lead Aetna’s integration efforts for its proposed acquisition of Coventry Health Care, Inc. (“Coventry”).  Ms. Rohan will continue to report directly to Mr. Bertolini

Mr. Guertin, age 49, joined the Company in April, 2011, and has served as its Head of Business Segment Finance since that time.  Prior to joining Aetna, Mr. Guertin had served as a consultant to Coventry from January 1, 2010 to December 31, 2011, as an employee of Coventry from November 16, 2009 through December 31, 2009, and as Executive Vice President, Chief Financial Officer and Treasurer of Coventry from March 2005 through November 16, 2009.

In connection with Mr. Guertin’s appointment, the Committee on Compensation and Organization of Aetna’s Board of Directors increased Mr. Guertin’s base salary to $700,000 and set his annual bonus opportunity at target performance to be $700,000.  Mr. Guertin will also receive a 2013 long-term equity grant of Market Stock Units (MSUs) and Performance Stock Units (PSUs).  The MSUs will vest over three years and have a grant date value of $1,400,000.*  The PSUs will vest over two years and have a grant date value of $600,000.*

*  Reflects the grant date fair value of the MSUs and PSUs to be granted.  The number of MSUs and PSUs to be granted will be determined using the closing price of Aetna’s common shares on the grant date.  The number of MSUs also is based on a valuation factor that considers Aetna’s dividend yield, the historical volatility in Aetna’s common share price, the risk free interest rate and the vesting period of the MSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date: January 31, 2013	By:	/s/ William J. Casazza
		Name:	William J. Casazza
		Title:	Senior Vice President and General Counsel